Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form F-4 of our report dated July 7, 2009 relating to the combined financial statements of Commercial Clean-up Enterprises, Inc. and We Haul of South Florida, Inc. appearing in the proxy statement/prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such proxy statement/prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Fort Lauderdale, Florida

April 19, 2010